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                                                                   EXHIBIT 10.75

                                  MEL HARRIS
                            10800 BISCAYNE BOULEVARD
                                   PENTHOUSE
                           MIAMI, FLORIDA 33161-7487



                                  May 8, 1996


Ken Berg, Chairman
Koo Koo Roo, Inc.
11075 Santa Monica Boulevard
Suite 225
Los Angeles, California 90025

     RE: Employment Agreement and Non-Qualified Stock Option Agreement Between Mel Harris and Koo Koo Roo, Inc. (the "Company")

Dear Ken:

     This letter reflects that pursuant to the Employment Agreement dated August 19, 1993, between the Company and me (the "Employment Agreement"), and the Non-Qualified Stock Option Agreement for Mel Harris of the same date, the Company granted me the option to , purchase one million shares of the Company's common stock at $4.50 per share. Of these one million option shares, 650,000 options have vested and are exercisable immediately. You advised me that the Company desires to cancel substantially all of the remaking 350,000 shares, and, in consideration for my permitting such cancellation, would agree to vest 1,000 additional option shares and provide certain registration rights with respect to all of my vested option shares.

     Accordingly, Company shall vest and make immediately exercisable 1,000 of the remaining 350,000 option shares. The balance of such option shares (349,000) shall be immediately canceled and revoked. Thus, when the 1,000 newly vested options are added to -tile 650,000 previously-vested options issued pursuant to
Section 3 . 1 of the Employment Agreement, I and my assignees shall have vested options to purchase 651,000 shares of the Company's common stock at an exercise price of $4.50 per share.

     Additionally, section 3.4 of the Employment Agreement shall be amended to read, in total, as follows:

     3.4 REGISTRATION. (a) If the Company decides to file a registration statement to register for public offering any of its securities, the Company shall, at Company's sole expense, subject to underwriter approval and pre-existing registration rights agreements with third parties, include in any such registration statement all of the Company common stock owned by Executive and his
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     assignees, or which could be owned by Executive and his assignees upon exercise of vested Stock Options. The Company agrees that in connection with any registration statement it shall prepare and file whatever pre-effective and post-effective amendments that the Securities and Exchange Commission shall require.

     (b) Immediately after April 21, 1997, Company shall, at Company's sole expense, prepare and file such registration statements and all necessary documents, including pre-effective and post-effective amendments (the "Registration Statements") as may be necessary in order to comply with the Securities Act of 1933, as amended, and appropriate state securities laws, so as to permit the public offering and sale, at any time and from time to time, except for customary blackout periods including blackout periods during material nonpublic acquisition negotiations, SEC required quiet periods, and underwriter requested lock-up periods, during or after arms-length underwritten public offerings, of any or all Company common stock owned by Executive and his assignees, or which could be owned by Executive and his assignees upon exercise of vested Stock Options. The Company shall use its best efforts to make the Registration Statements effective as promptly as practicable. Executive's rights as set forth in this Section 3.4(b) are in addition to the registration rights under Section 3.4(a) of this Agreement, subject to necessary amendments and blackout periods as noted above.


     Finally, I and my assignees shall be permitted to exercise any or all of the option shares by paying the option price by means of any of the following or combination thereof (a) cash, (b) certified or cashier's check payable to the order of the Company or (C) the delivery of whole shares of the Company's common stock owned by me or my assignees, which could be purchased with additional options if approved by the Company at its sole discretion. For purposes of transactions under (c), the value of shares shall be deemed to equal the fair market value of the stock on the date of the exercise of the option.

     Please indicate the Company's agreement with the above by signing below and returning an original of this letter to me .

                                  SINCERELY,

                                  /s/ Mel Harris
                                  Mel Harris



     KOO KOO ROO, INC.


     By:  /s/ Ken Berg
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          Ken Berg, Chairman